Exhibit 99.1

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

CORPORATE PARTICIPANTS

Paul Gridley
U.S. Shipping Partners LP - Chairman, CEO

Joe Gehegan
U.S. Shipping Partners LP - President, COO

Al Bergeron
U.S. Shipping Partners LP - VP, CFO

CONFERENCE CALL PARTICIPANTS

Tom McKay
Simplon Partners - Analyst

John Parker
Jefferies & Co. - Analyst

Chris Galt
Lehman Brothers - Analyst

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the Second Quarter 2007 U.S. Shipping Partners LP Earnings Conference Call. My name is Michelle and I will be your coordinator for today.

(OPERATOR INSTRUCTIONS)

And I would now like to turn the presentation over to your host for today’s call, Mr. Paul Gridley, Chairman and CEO.

Please proceed.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Thank you and good afternoon. I would like to welcome everyone to our Second Quarter 2007 Earnings Conference Call. We appreciate you joining us today.

I’m Paul Gridley, Chairman and CEO and I have with me today, Joe Gehegan our President and COO, and Al Bergeron, our Vice President and Chief Financial Officer.

Following our comments, we will be available for questions.

Before I give my remarks, allow me to read the following Safe Harbor Statement. Today’s conference call contains forward-looking statements, which include any statements that are not historical facts. These statements involve risks and uncertainties, including, but not limited to, insufficient cash from operations, a decline in demand, competition in the industry, adverse developments in the marine transportation business, OPA 90 phase-out requirements, delays or cost overruns in our vessel new building program, future rates and demand for vessels in the spot market, and other factors detailed in our annual report on Form 10-K and on other reports filed with the Securities and Exchange Commission.

If one or more of these risks or uncertainties materialize or should our underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected.

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

We disclaim any intention or obligation to update publicly or revise such statements, whether a result of new information, future events or otherwise, except as required by law.

If you have not received the press release issued this morning, you may find it on our website, www.usslp.com.

While I will let Al Bergeron, our CFO, discuss our financial results in detail later in this call, I’d like to begin by saying that we are pleased with the earnings and operational performance of the partnership during the second quarter.

Our operating income for the second quarter was $6.2 million compared with $5.2 million for the quarter ended June 30, 2006. Our earnings before interest, taxes, depreciation and amortization for the second quarter increased 27% over the same quarter last year. Our distributable cash flow coverage for the quarter was 1.17 times the amount needed to cover the cash distribution of $8.4 million declared for the quarter.

We believe the fundamentals of both our chemical and petroleum products transportation businesses are sound. In chemicals, the delivery of our first articulated tug barge unit, the ATB Freeport, which began earning revenue on July 1, 2007 has added much needed capacity to our fleet and helped to meet the demands of our customers for “coast-wise” transportation of chemicals. We have been pleased with the customer response to this vessel and its innovative propulsion and cargo systems.

In this market, we believe that we enjoy significant competitive advantages due to our ownership and operation of some of the most sophisticated chemical parcel tankers in the U.S. fleet as well as our strong long-term contract positions. We hope to build on that position with the delivery of four more articulated tug barge units in 2008 and 2009.

With regard to petroleum products, our existing seven petroleum product carriers continue to enjoy higher rates of utilization, 99% in both the first and second quarter of the year. This is the result of continued strong demand for refined petroleum products such as gasoline and jet fuel, as the nation’s refineries operate at levels close to capacity.

We expect this market and the demand for Jones Act product carriers to remain strong, and as a result, formed the joint venture one year ago to build and finance a new fleet of product tankers at General Dynamics’ NASSCO facility in San Diego.

With regard to our new building projects, I’m pleased to say that both projects are proceeding according to schedule and according to plan. Our first articulated tug barge for Manitowoc Marine Group and the Eastern Shipbuilding Group, similar in design to the ATB Freeport, is still on schedule to be delivered in August 2008.

Joe will discuss the status of our new building projects in more detail in a few minutes.

During this quarter, we also had an important positive development concerning our product tanker new building programs. In July 2007, the U.S. Navy’s Military Sealift Command agreed to charter two new tankers beginning in late 2010 and early 2011. We have therefore now chartered 3 of the 9 ships that we have on order in this product tanker program.

We believe these charters with the U.S. Navy represent an important endorsement from a prestigious charter of the quality of our design and the integrity of our vessel management capabilities.

Conversely, a new competing project to build three product tankers was announced this quarter as well. The potential addition of these three new vessels in the marketplace will undoubtedly make our chartering efforts more challenging. However, we remain optimistic that the long-term demand for new tanker tonnage in our industry remains positive.

Now, I’ll turn the call over to our President and COO, Joe Gehegan, who will discuss further the operational performance for the quarter, the status of our new build programs and the status of our union negotiations.

Joe?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

Thank you, Paul and good afternoon everyone.

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

Operationally, we continue to perform well. The amount of off-hire time has been minimal thus far this year at approximately 14 days for the quarter, with six of those days due to regularly scheduled dry dock of the ITB Baltimore. This translated into a utilization rate for the entire fleet of 98% during the second quarter compared to 93% during the same quarter last year due to dry docks in early 2006.

The regularly scheduled dry dock of both the ITB Baltimore and the ITB Philadelphia will add approximately 120 more days of off-hire time during the last two quarters of 2007 and will cause the utilization rate to decrease.

The ITB Baltimore is scheduled to complete its dry dock on August 25, within budget, and the ITB Philadelphia will head to dry dock at the end of September. However, since we are only planning on these two dry docks for the balance of 2007 compared to the four dry docks performed in 2006, excluding the dry dock of the Sea Venture performed upon its acquisition, the utilization for the entire year should exceed the 93% achieved in 2006.

With regard to rates on the existing fleet, we saw the second quarter time charter equivalent rates grow by approximately 8%, or $2,900, per day from the second quarter of last year. This increase was driven primarily by stronger rates for the two ITBs trading in the spot market.

As we highlighted in our release earlier today, we may have anywhere from 2 to 5 ITBs trading in the spot market in 2008. In addition, we believe that the long-term trend will be for us to derive a greater percentage of the ITB’s revenue from the spot market rather than from the long-term charters over the next several years.

Under the Hess support agreement, the partnership has been assured of specified minimum charter rates for its ITB units, including those operating in the spot market through September 13, 2007.

Upon the expiration of the Hess support agreement, to the extent that vessels are employed in the spot market rather than pursuant to long-term charters, the partnership’s cash flows will be less predictable and may be more volatile.

I would like to note that over the last few years, the average rates achieved by our two vessels trading in the spot market have exceeded the Hess support rate. However, there can be no guarantee of that performance extending into the future.

Our first articulated tug barge unit, the ATB Freeport and Chemical Transporter, has performed in excess of design parameters, including speed, fuel consumption, maneuverability and pumping, and has been well received by our customers.

As Paul indicated earlier, our first articulated tug barge for Manitowoc Marine Group and Eastern Shipbuilding Group, similar in design to the ATB Freeport, was on schedule to be delivered in August 2008.

Eastern has completed the fabrication of all hull modules in June and will be setting the main engines this month. Manitowoc has begun mid-body fabrication as well as the deck house and the after-body fabrication on the barge.

With regards to tankers being constructed at NASSCO, the lead block construction that began in June is continuing according to schedule. In July, the NASSCO/U.S. Shipping team had a production readiness review to confirm that NASSCO’s ready for full-scale production to begin on August 29, 2007. The first NASSCO product tanker is scheduled to be delivered in the second quarter of 2009.

One other item I would like to note is the status of our negotiations with the two maritime unions we have collective bargaining agreements in place with, the American Maritime Officers Union, which covers the officers of our vessels, and the Seafarers International Union, which covers all of our other seagoing personnel.

Although both agreements expired during the second quarter of 2007, we are actively negotiating with both unions to execute new agreements that provide us with long-term labor stability and all of our union employees with employment security.

I would like to turn over the call to Al Bergeron, our CFO, now.

Al?

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

Thanks Joe.

I’d like to now take the opportunity to review our second quarter financial results in greater detail.

Operating income was $6.2 million for the second quarter of 2007 compared to $5.2 million in the same period of 2006. The increase of $1 million translated into a EBITDA increase of approximately 27%.

Revenues for the quarter ended June 30, 2007 increased $7.8 million to $45.6 million. This 21% increase was due to the addition of the Sea Venture, which was placed in service in June 2006, and contributed approximately $2.9 million more in revenues during the quarter, as compared to the second quarter of 2006, as well as an increase in time charter equivalent rates and days worked for the balance of the fleet, which accounted for an additional $4.9 million in revenues over the second quarter of 2006.

As Joe mentioned, this increase in time charter equivalent rates was driven by stronger spot market rates during the quarter. Voyage expenses were $8.7 million for the quarter ended June 30, 2007, an increase of $900,000 from $7.9 million for the same period in 2006.

The addition of the Sea Venture added $600,000 of such expenses during the current quarter, and higher port charges added $300,000 in voyage expenses compared to the second quarter of 2006.

Vessel operating expenses were $17.4 million for the three months ended June 30, 2007, an increase of $3 million, or 21%, as compared to $14.4 million for the three months ended June 30, 2006. The addition of the Sea Venture and the ATB Freeport accounted for the additional operating expenses of $1 million and $900,000 respectively.

It is important to note that the vessel operating expenses for the ATB Freeport were incurred in connection with the completion of construction and testing of the vessel during the second quarter of 2007. Because the ATB Freeport was not placed in service until the third quarter of 2007, the partnership received no revenues from the vessel during the second quarter.

In addition, crew wages and benefits and maintenance and repair for the rest of the fleet each contributed an additional $600,000 to the increase.

General and administrative expenses increased by $1.1 million in the current quarter compared to the same period last year. The increase is due to a planned year-over-year increase in both shore side personnel and the use of professional firms required as we continue our $1.3 billion, 13-vessel new build program compared to our current operation of 11 vessels, including the ATB Freeport.

Our net interest expense for the quarter increased by $2.4 million to $4.1 million for the second quarter of this year compared to last year. This was driven by an increase in interest expense of $4.8 million due to an increased borrowing and higher interest rates. It was partially offset by an increase in interest income of $2.4 million earned on our restricted cash accounts.

Interest income will decrease as the funds in our two escrow accounts are used to fund the construction of the three new ATBs and our equity contribution to the joint venture. Additionally, the partnership recorded gains on its derivative financial instruments of $900,000. Of this, approximately $730,000 related to change in fair market - I’m sorry - in fair value of the interest rate cap purchased by the joint venture, and as such only 40% of such change is reflected in the partnership’s net income.

At this point, I’d like to address the financing implications of the delays and cost overruns associated with ATB Freeport and the status of our financing from the fifth ATB unit of the series. We amended our credit facility to eliminate the projected financial covenant compliance issues that were noted in the earnings release last quarter. The decision on whether to proceed with the construction of the fifth ATB unit needs to be made by August 15, 2007, when our option to cancel the barge portion of this unit expires.

We anticipate reaching an agreement with Manitowoc to further extend the option to cancel the construction of the fifth barge by that date. However, we can give no assurance of that at this time.

Additionally, we have negotiated amendment of our contract with Eastern to extent the option on the fifth tug of the series until January 15, 2008. We continue to discuss a sale and lease-back of ATB Freeport, which, if executed, will allow us to finance the construction of the fifth ATB unit.

Distributable cash flow for the quarter was $9.8 million or approximately 1.17 times the amount needed to cover the cash distribution of $8.4 million.

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

I would also like to note that the off-hire days related to the required dry docks, discussed earlier by Joe, will negatively impact the coverage ratio in the third and fourth quarters of 2007. The ITB Baltimore began its scheduled dry dock on June 25, 2007 and the ITB Philadelphia is scheduled to begin its dry dock in September.

Because of these dry docks, the quarterly distributable cash flow coverage ratio as well as other financial measures should not be extrapolated from the second quarter to the full year of 2007.

As a reminder, the Board of Directors of our general partner has declared the distribution of $0.45 per unit for the second quarter, or $1.80 per unit annualized. And it will be payable on August 15, 2007 to the unit holders of record on August 10, 2007.

At this time, I’d like to turn the call back over to the moderator for questions.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS)

Your first question comes from the line of Tom McKay of Simplon Partners.

Please proceed.

Tom McKay - Simplon Partners - Analyst

Good afternoon.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Good afternoon.

Tom McKay - Simplon Partners - Analyst

My question has to do with the operation of the old ITBs. My understanding is their time charters are currently higher than the Hess support rate. And so you’re paying back to Hess, subsidies received in the past and that will continue until the middle of September.

Joe Gehegan - U.S. Shipping Partners LP - President, COO

Yes.

Tom McKay - Simplon Partners - Analyst

After that, you’ll enjoy greater earnings from those time charters until they expire, correct?

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Well, yes, it’s --

Tom McKay - Simplon Partners - Analyst

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

And then my real question is after they expire, are current spot market rates on time charter equivalent basis higher than or lower than first of all the Hess support rate and then, secondly, the actual time charter rates?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

The current time -- the current spot market rates are higher than the existing Hess support rate, as you just indicated yourself, because we’re paying money back. And they’ll be equal to or slightly above what the current time charter rates are.

Tom McKay - Simplon Partners - Analyst

That’s great. So the actual rate of the time charters, assuming spot rates stay the same until the expiry date, would actually be a positive event for -- with respect to earnings of the company.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

It would be a slight positive, certainly it could be, but our policy is to have some of our ships, probably the majority of our ships, on time charter while maintaining probably the same number of two, ideally, in the spot market.

We might have more ships in the spot market, as you’ve said, due to the expiration of some time charters. So I think our policy would be ideally to have a mix of time charters and spot charters. And as Joe said, our historical experience has been that the ships fleet average overall has been above the -- slightly above the Hess support. And we would hope that if market conditions stay the same, we would expect that to continue.

But as we said on the -- earlier in our text, if we had more ships in the spot market, the contribution of spot ships to the overall fleet will be more important and therefore, it obviously depends a little more on where the spot markets are from time to time, what the company’s earnings will be for the ITB fleet.

Tom McKay - Simplon Partners - Analyst

Right. And the -- three of the four time charters are due to expiry or renewal between now and the end of this year, correct?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

Yes, the vessel time charter to Shell expires at the end of this year. One of the vessels to BP expires at the end of this year also.

Tom McKay - Simplon Partners - Analyst

Okay. Thanks very much.

Joe Gehegan - U.S. Shipping Partners LP - President, COO

You’re welcome.

Operator

Your next question comes from the line of John Parker of Jefferies.

Please proceed.

John Parker - Jefferies & Co. - Analyst

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

Good afternoon.

Unidentified Company Representative

Hi, John.

Unidentified Company Representative

Hey, John.

John Parker - Jefferies & Co. - Analyst

Hi. Can you tell me the cash and debt levels quickly of your various escrow accounts?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

Yes, we can.

John Parker - Jefferies & Co. - Analyst

I’ll [say] your lines. If you don’t have it in front of you, we could do it later.

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Yes, I’ll just -- I’ll give it out at some point during this call.

John Parker - Jefferies & Co. - Analyst

Okay. And then on your SG&A has come up, as you said, according to plan. Can you provide any guidance for how high that’s going to get on a yearly basis and how quickly you’re going to ramp up to that? And can you tell us what your plan is ultimately.

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Yes -- hey John, the levels that you’re seeing this quarter for the most part give or take $100,000 to $150,000 would be the highest points.

John Parker - Jefferies & Co. - Analyst

Okay.

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

I don’t see these numbers going any higher from here.

John Parker - Jefferies & Co. - Analyst

Okay. Good.

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

We look to run the partnership as efficiently as we can. So we are always looking at our G&A to make sure that we are being as cost efficient as we can, be consistent with safety and customer quality.

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Right.

John Parker - Jefferies & Co. - Analyst

Yes. Well, you have a lot more to take care of (inaudible)

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

We do.

John Parker - Jefferies & Co. - Analyst

You talked about the higher TCE rates, which were surprisingly high in my view. You talked about the ITBs achieving higher rates. What about the chemical rates? Were those -- did you see any similar increases in the chemical rates? Or is it more of a product increase over the last quarter?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Well, I would say that the second quarter, the chemical rates were running higher than budget. We were running above budget on the chemical charter rates. I think that basically the chemical markets have been strong for the last year at least.

And while I don’t think anybody on this call should get the impression that we think they’re -- that they’re in a runaway kind of stage upwards, they’re not. It’s a solid business, it’s a good consistent business. And we’ve seen relatively constant steady demand on the capital side.

Joe Gehegan - U.S. Shipping Partners LP - President, COO

And the higher rates have been supplemented back haul too.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Yes, and they -- Joe points out that the realizations we’ve had on our chemical ships have been supplemented or added to by back haul, which we’ve been in a position to attract because the more ships you have in the market, the more positions you could offer to spot customers on back hauls.

John Parker - Jefferies & Co. - Analyst

Yes. And you’ve -- I asked this before, but I’ll ask you again, with the ATB Freeport coming online, you see no problem continuing to utilize the Sea Venture in the third quarter for example?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

No, we don’t.

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

Joe Gehegan - U.S. Shipping Partners LP - President, COO

No, we don’t. No.

John Parker - Jefferies & Co. - Analyst

Okay. So you’ve got all the command you need. And what do you think would be a catalyst for your deployment trigger on the final ATB in your series? What kind of catalyst? Would it be more time charters? Would it be a sale lease-back or combinations of things?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

It would be a combination of those things, John. I think we’re looking at the financing side -- that obviously has to work well -- and we’re also looking at the chartering side. I mean, we’d like to do the additional ATB, we think it’s a good unit, customers have been very happy with the performance of the Freeport, as have we, but we’re going to have to -- obviously we can’t predict at the moment what the outcome’s going to be on that one.

John Parker - Jefferies & Co. - Analyst

Okay. That’s all I have. Thanks a lot you guys.

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Maybe, John, before you get off.

John Parker - Jefferies & Co. - Analyst

Sure.

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

The June 30 number, the cash escrow is about $185 million split between the ATBs of $137 million and cash for the JV at $48 million. And then the debt, the total debt, is $400 million, of which $21 million relates to the JV that we’re consolidating. So it’s --

John Parker - Jefferies & Co. - Analyst

The $21 million is the JV and $400 million total. And what about this free cash, unrestricted cash?

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Well what we have on the financials is a little over $2 million, but then we have access on the delayed draw.

John Parker - Jefferies & Co. - Analyst

Yes. Yes.

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Right.

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

John Parker - Jefferies & Co. - Analyst

So if I take that $400 million back out to $21 million, I can kind of get to where you are in the delayed draw?

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

You’re right.

John Parker - Jefferies & Co. - Analyst

Just (inaudible) the amortization schedule?

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Yes.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

[But you have that] $21 million, as you know and I think everyone else knows on the call, it’s not a recourse to the MLP.

John Parker - Jefferies & Co. - Analyst

Yes. Absolutely. Okay. Thank you very much. That was a nice quarter operationally.

Unidentified Company Representative

Thanks, John.

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Thank you, John.

Unidentified Company Representative

Thanks, John. I appreciate it.

Operator

(OPERATOR INSTRUCTIONS) And your next question comes from the line of [Chris Galt] of Lehman Brothers. Please proceed.

Chris Galt - Lehman Brothers - Analyst

Hey guys.

Unidentified Company Representative

Hey Chris.

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

Unidentified Company Representative

Hey Chris.

Chris Galt - Lehman Brothers - Analyst

In regards to the, I guess, change in strategy for the ITB as far as putting that out into the spot market, is that a change that you all are deciding on or is that just the fact that it’s harder to kind of recontract these single-hulled vessels?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

No, I wouldn’t say that. I would say that we believe that if -- I obviously can’t predict the future here, but I think we feel fairly constructive that over time, on this ITB fleet, we’ll be able to maintain a mix, a balance, of time charters and spot.

That really is what our objective is and obviously the ability of -- to put time charters in place depends on a negotiation process, having the right customer at the right time for the right ship. You can assume that we’re always in the market talking to customers about the time charters. On the other hand, we’re not afraid of the spot market and we’ve done rather well in the spot market for the last couple of years, but there is more inherent volatility in spot chartering than there is term charter.

So I think that as to the age, there clearly are customers such as BP in the marketplace that are placing pretty stringent age requirements on ships. And I think that everyone is aware of that. So I think that the range of potential time charters for the ITBs may be and would be more limited than the range of potential charters for a new tanker. Nonetheless, we do believe that our ITBs are well maintained and they have certain advantages such as large cubic capacity and we believe that we will, over time, be able to say the mix of time and spot charters. That is our strategy.

Chris Galt - Lehman Brothers - Analyst

Now, companies like BP that are maybe moving away from the single-hulleds, I mean what are they using if there’s this decline in industry and in hullage and what are they using as kind of the bridge between now and when all these double-hulled tankers actually come online?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Well first of all, I’d like to just point out that we actually, we’re not single-hulled. All of our tankers are double-bottomed and single side. So I just want to clarify that point. Secondly, I think that as far as BP is concerned, they’ve been by far the most aggressive company, oil company, in saying we’re moving to an entirely sort of double-hulled policy by 2008 to slash 2009. We have fixed one of our new product tankers to BP. And, excuse me, so we believe as a company we will stay in business with BP on new vessels, whether they be new product tankers or our new ATBs. Joe, will add (inaudible)?

Joe Gehegan - U.S. Shipping Partners LP - President, COO

Yes, also the ITB Baltimore will renew for next year from -- with BP and will continue in service with BP until our first vessel, as Paul says, is delivered to BP in 2009.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Right.

Chris Galt - Lehman Brothers - Analyst

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

Okay. Moving on I guess, for your -- as far as your options for increasing liquidity, I know you talked about the sale lease-back a lot, is there anything else you all are considering there or is that pretty much the primary way you’d use to finance the fifth ATB?

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Yes, that’s our primary option right now. But obviously as other things unfold, if there was an opportunity for a further transaction, we would look at recapitalizing the company if there was another transaction that presented itself.

Chris Galt - Lehman Brothers - Analyst

You mean outside of the fifth ATB?

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Yes.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Yes.

Chris Galt - Lehman Brothers - Analyst

Oh, okay. And I assume that the final draw -- delayed draw on the term loan was taken as well in the quarter?

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

That’s correct. Yes.

Chris Galt - Lehman Brothers - Analyst

And for -- as far as maintenance covenants are concerned, I mean do you all have any issues, I guess, going forward? I know you said you resolved the one issue, is there anything else you kind of see in the forefront there or is everything else pretty much taken care of you think for 2007 at least?

Al Bergeron - U.S. Shipping Partners LP - VP, CFO

Yes, I believe right now if the business performs the way we’ve planned, there should be no issues.

Chris Galt - Lehman Brothers - Analyst

Sure. Okay. That’s all I have. Thank you.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Thanks, Chris.

Joe Gehegan - U.S. Shipping Partners LP - President, COO

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FINAL TRANSCRIPT
Aug. 06. 2007 / 4:30PM ET, USS - Q2 2007 U.S. Shipping Partners LP Earnings Conference Call

Good.

Operator

And sirs, you have no more questions at this time. So I’ll turn it back for closing remarks.

Paul Gridley - U.S. Shipping Partners LP - Chairman, CEO

Thank you very much. We appreciate your tuning into the call today and we look forward to talking to you on our next quarterly earnings conference call for the third quarter. Thank you very much.

Operator

Ladies and gentlemen, thank you for your participation in today’s conference. This concludes the presentation, you may now disconnect. Have a good day.

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